U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Date of Report (Date of earliest event reported): November 15, 1999



                                  CARDIA, INC.
             (Exact Name of Registrant as Specified in its Charter)



          MINNESOTA                       333-68167              41-1923885
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
       Incorporation)                                        Identification No.)


                   13770 FRONTIER COURT, BURNSVILLE, MINNESOTA
                 55337 (Address of principal executive offices)
                                   (Zip code)

                                 (612) 997-2100
               Registrant's Telephone Number, Including Area Code

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

       Effective November 15, 1999, PricewaterhouseCoopers LLP resigned as the principal accountant to audit Cardia, Inc.'s financial statements, beginning with its financial statements for the year ending December 31, 1999.

       The report of PricewaterhouseCoopers LLP on the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the Company's most recent two fiscal years ending December 31, 1998, and each subsequent interim period preceding November 15, 1999 which, if not resolved to PricewaterhouseCoopers LLP's satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in connection with their reports.

       The Company requested that PricewaterhouseCoopers LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company, and, if not, stating the respects in which it does not agree. A letter from PricewaterhouseCoopers LLP is included as
Exhibit 16 to this report, stating their agreement with the statements made by the Company in this report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (c)    Exhibits.

              16 Letter dated November 18, 1999 from PricewaterhouseCoopers LLP.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       CARDIA, INC.


Dated: November 18, 1999               By:  /s/ Joseph A. Marino
                                          --------------------------------------
                                          Chief Executive Officer


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                                  EXHIBIT INDEX


       16  Letter of PricewaterhouseCoopers LLP


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